EXHIBIT 99.1

Accelerize New Media, Inc. Launches Affiliate Marketing Software, Entering Multi-Billion Dollar Market Worldwide

Automated proprietary software has been completed and licensed for 36 months to SmartCredit.com

Los Angeles, CA - January 20, 2010 – Accelerize New Media, Inc. (OTC-BB:ACLZ), an Internet software and performance-based marketing company, today announced that it has expanded into the rapidly growing performance-based software business through the formation of its new CAKE MARKETING SOFTWARE DIVISION.  The company’s proprietary software streamlines the management of large scale online marketing campaigns for affiliate marketers and advertisers, while its unique ability to simplify online marketing efforts generates immediate cost saving for clients.  The software is available for a monthly licensing fee to affiliate marketers, advertising agencies and corporations using a software-as-a-service (SaaS) model.

Accelerize New Media, Inc.’s technology is one of the premier solutions currently available for automating the entire process of acquiring and managing affiliate marketing traffic on the front end, while validating and distributing qualified conversions to targeted buyers on the back end. Its state-of-the-art fraud management tools, coupled with seamless integration of services, allows for greater efficiency, analytical capabilities and an increased return on investment. According to eMarketer, online lead generation is expected to grow into a multi-billion dollar market by 2011.

According to Brian Ross, CEO of Accelerize New Media, Inc., “I am excited to see a substantial demand and backlog for our software. We are immediately expanding our Cake Marketing software suite in order to deliver the same efficiencies to companies worldwide,” he added.

“We looked at many different options and chose Accelerize’s affiliate marketing software as the best platform to save us time and money,” said David B. Coulter, founder and CEO of SmartCredit.com.

About Accelerize New Media, Inc.
Accelerize New Media, Inc (OTC: BB ACLZ) is a multi-faceted Internet software and performance based marketing company that develops online customer acquisition solutions for blue-chip financial, media and retail brands. The company is structured around three distinct lines of business -- Online Publishing, Lead Generation and Software-as-a-Service – that generate revenue from online advertising, lead generation, performance-based marketing services and software licensing. Through its flagship website, SECFilings.com, and its extensive portfolio of approximately 6,000 web domains, Accelerize New Media is one of the leading providers of online lead generation and performance-based marketing services. In 2010, the company launched its Internet software division, which created an advanced affiliate marketing and lead generation platform.  For more information please visit www.accelerize.com.

About SmartCredit.com

SmartCredit.com™ is owned by ConsumerDirect®, an employee owned Technology Company started in 2003 and located in Costa Mesa, California.  ConsumerDirect builds unique online credit and identity services.  SmartCredit.com is an interactive platform delivering an entirely new and proprietary credit report, embedded with Action buttons allowing consumers to control their credit.  SmartCredit.com also has an Application center, extending its reach into everything credit, finance and identity.  Over 350,000 individuals have joined its services.

Use of Forward-looking Statements
This press release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and federal securities laws. For example, when we say that the company’s proprietary software streamlines the management of large scale on-line marketing campaigns for affiliate marketers and advertisers, while its unique ability to simplify online marketing efforts generates immediate cost saving for clients, or that online lead generation is expected to grow into a multi-billion dollar market by 2011, or that we are immediately expanding our Cake Marketing software suite in order to deliver the same efficiencies to companies world-wide, we are using forward looking statements.  These forward-looking statements are based on the current expectations of the management of Accelerize New Media only, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in technology and market requirements; our technology may not be validated as we progress further; we may be unable to retain or attract key employees whose knowledge is essential to the development of our products and services; unforeseen market and technological difficulties may develop with our products and services; inability to timely develop and introduce new technologies, products and applications; loss of market share and pressure on pricing resulting from competition, which could cause the actual results or performance of Accelerize New Media to differ materially from those contemplated in such forward-looking statements. Except as otherwise required by law, Accelerize New Media undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risk and uncertainties affecting Accelerize New Media, reference is made to Accelerize New Media's reports filed from time to time with the Securities and Exchange Commission.

For Company inquiries, please contact:
Brian Ross, CEO
Accelerize New Media, Inc.
brian@accelerize.com
800-810-8815

For Media Inquiries, please contact:
Eric Sokolsky
Sparkpr for Accelerize
eric@sparkpr.com
908-288-7201

For Investor Relations, please contact:
Stanley Atschuler
Strategic Growth International, Inc.
1-212-838-1444